SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15d of
                       the Securities Exchange Act of 1934




                                October 31, 1997
                                ----------------
                                (Date of Report)



                            SILVERADO GOLD MINES LTD.
                            -------------------------
             (Exact Name of Registrant as specified in its charter)



                            British Columbia, Canada
                            ------------------------
                 (State or other jurisdiction of incorporation)



              0-12132                                   98-0045034
              -------                                   ----------
     (Commission File Number)                    (IRS Employer I.D. Number)


                       Suite 505, 1111 West Georgia Street
                   Vancouver, British Columbia, Canada V6E 4M3
                   -------------------------------------------
           (Address of principal executive offices including zip code)


                                 (604) 689-1535
                                 --------------
               (Registrant's telephone number including area code)

Item 9. Sales of Equity Securities Pursuant to Regulation S.

     On October 31, 1997 the Company completed the sale of 2,750,000 shares of Common Stock at a price of $.20 per share, for total gross proceeds of $550,000, to two offshore investors. The Company's placement agent, Peerless Associates, United Kingdom, was paid a cash commission of $16,000, equal to eight percent of the gross proceeds on the sale of 1,000,000 shares to one of the investors. As the balance of the shares, being 1,750,000, were subscribed for by the agent personally, there was no commission paid on this amount.


               Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 5th day of November, 1997.

                                              SILVERADO GOLD MINES LTD.


                                              By: /s/ G. L. Anselmo
                                              ---------------------
                                              G. L. ANSELMO
                                              President, Chief Executive Officer